Exhibit 99.1

Target Hospitality Announces 2025 Results Highlighting Significant Advancement of Strategic Growth Initiatives as Expanding Customer Demand Accelerates Momentum

Announces new $129 million, 1,400-bed, multi-year committed revenue contract supporting large-scale West Texas power generation and data center development (“West Texas Power Community”)

Announces new $23 million, 400-bed, multi-year committed revenue contract supporting the development of essential natural gas power generation capacity near Pecos, Texas (“Pecos Power Community”)

Supporting over $740 million of multi-year contracts announced since February 2025, focused on diversified and high-value strategic WHS markets

THE WOODLANDS, Texas, March 11, 2026 (PRNewswire) – Target Hospitality Corp. (“Target Hospitality”, “Target” or the “Company”) (NASDAQ: TH), one of North America’s largest providers of vertically-integrated modular accommodations and value-added hospitality services, today reported results for the fourth quarter and year ended December 31, 2025.

Financial Highlights for the year ended December 31, 2025

●	Revenue of $320.6 million.
●	Net loss of ($37.1) million.
●	Basic and diluted loss per share of $0.37.
●	Adjusted EBITDA(1) of $53.2 million.
●	Net Cash Provided by Operating Activities of $74 million and Discretionary Cash Flow(1) (“DCF”) of $66 million.
●	Approximately $183 million of total available liquidity, with zero net debt as of December 31, 2025.

Operational Achievements and Accelerating Momentum on Strategic Growth Initiatives

Including the West Texas Power Community and Pecos Power Community contracts, Target has secured over $740 million in multi-year contracts since February 2025, with over $495 million tied to reactivating over 2,850 available beds supporting the rapidly expanding Workforce Hospitality Solutions (WHS) segment.

●	Today announced a multi-year lease and services agreement, awarded in March 2026, with a minimum contract value of $129 million to provide workforce accommodations for a multi-gigawatt power plant supporting Hyperscale AI data center development (“West Texas Power Community”).
●	Today announced a multi-year lease and service agreement, awarded in March 2026, with a minimum contract value of $23 million to provide workforce accommodations supporting a natural gas power plant development near Pecos, Texas (“Pecos Power Community”).
●	Expanded multi-year workforce hub contract, now expected to generate approximately $175 million of revenue through 2027, reflecting a 25% increase from the original contract value, supporting a North American critical mineral supply chain (“Workforce Hub Contract” or “Workforce Hub”).
●	Secured 5-year $246 million contract award, reopening the 2,400-bed community located in Dilley, Texas (“Dilley Contract”).
●	Awarded a multi-year $35 million power community contract supporting essential power generation capacity for data center and critical mineral development in Northern Nevada (the “Power Community Contract”).
●	Expanded the multi-year data center contract supporting AI infrastructure development (“Data Center Community”), now expected to generate approximately $134 million of committed minimum revenue through May 2028 (“Data Center Community Contract”).
●	Advancing discussions on multiple potential opportunities aligned with accelerating demand for AI-driven infrastructure and large-scale power generation development.
●	Target Hyper/Scale, focused on highly customizable solutions for the rapidly expanding WHS segment, continues to resonate with prospective customers and supports an active growth pipeline exceeding 20,000 beds.

TH Q4 2025 Earnings Release

Executive Commentary

“During 2025 we executed on a clear mandate to advance our strategic agenda—broadening our contract portfolio and accelerating expansion into high-growth end markets. Through disciplined execution, we secured more than $740 million in new multiyear awards since February 2025, underscoring strong demand for our capabilities and validating our entry into high-value strategic markets,” stated Brad Archer, President and Chief Executive Officer.

“Our momentum reflects a historic investment cycle across U.S. AI infrastructure, critical minerals, and power-generation development. With our integrated platform and differentiated services — including Target Hyper/Scale — we have established a core strategic growth vertical and positioned Target as a well-capitalized, essential solutions provider in these rapidly expanding sectors. As demand accelerates and our pipeline deepens, Target is operating from a position of increasing strength. We believe we are at an inflection point and remain focused on sustaining this trajectory and creating long-term value,” concluded Mr. Archer.

Financial Results

Full Year Summary Highlights

Refer to exhibits to this earnings release for definitions and reconciliation of Non-GAAP financial measures to GAAP financial measures

For the Years Ended ($ in ‘000s, except per share amounts) - (unaudited)	December 31, 2025	December 31, 2024
Revenue	$320,635	$386,272
Net income (loss)	$(37,077)	$71,407
Income (loss) per share – basic	$(0.37)	$0.71
Income (loss) per share – diluted	$(0.37)	$0.70
Adjusted EBITDA	$53,166	$196,717
Average utilized beds	8,466	13,362
Utilization	51%	83%

Revenue was $320.6 million for the year ended December 31, 2025, compared to $386.3 million for the same period in 2024.

Net income (loss) was ($37.1) million for the year ended December 31, 2025, compared to $71.4 million for the same period in 2024.

Adjusted EBITDA(1) was $53.2 million for the year ended December 31, 2025, compared to $196.7 million for the same period in 2024.

The year-over-year decreases were primarily driven by the termination of the Pecos Children’s Center Contract (“PCC Contract”) effective February 21, 2025. The impact from this termination was partially offset by strong performance from the Company’s expanding WHS segment, supported by the Workforce Hub Contract award, as well as the Dilley Contract award in the government segment.  Target anticipates meaningful margin improvement through 2026 as recently awarded WHS contracts continue to scale and following the completion of the Dilley Contract ramp-up phases in 2025.

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Fourth Quarter Summary Highlights

For the Three Months Ended ($ in '000s, except per share amounts) - (unaudited)	December 31, 2025	December 31, 2024
Revenue	$89,777	$83,688
Net income (loss)	$(14,943)	$12,544
Income (loss) per share – basic	$(0.15)	$0.13
Income (loss) per share – diluted	$(0.15)	$0.12
Adjusted EBITDA(1)	$6,544	$41,147
Average utilized beds	8,394	11,911
Utilization	50%	73%

Revenue was $89.8 million for the three months ended December 31, 2025, compared to $83.7 million for the same period in 2024.

The increase in revenue was primarily driven by the Workforce Hub Contract and the Dilley Contract award, partially offset by the termination of the PCC Contract effective February 21, 2025.

Net income (loss) was ($14.9) million for the three months ended December 31, 2025, compared to $12.5 million for the same period in 2024.

Adjusted EBITDA(1) was $6.5 million for the three months ended December 31, 2025, compared to $41.1 million for the same period in 2024.

The decreases in net income (loss) and Adjusted EBITDA primarily reflect higher operating expenses associated with construction services activity under the Workforce Hub Contract and the termination of the historically higher-margin PCC Contract. The Company anticipates meaningful margin improvement in 2026 as the Workforce Hub Contract transitions to higher-margin, service-focused revenue, recently awarded WHS segment contracts continue to scale, and following the completion of the Dilley Contract ramp-up phases in 2025.

Capital Management

The Company had approximately $72.7 million of capital expenditures for the year ended December 31, 2025, primarily related to growth in the Company’s WHS segment, including the Workforce Hub Contract and activity associated with the development and expansion of the Data Center Community.

As of December 31, 2025, the Company had approximately $8 million of cash and cash equivalents and no outstanding borrowings on the Company’s $175 million credit facility, total available liquidity of approximately $183 million, and zero net debt.

Business Update and Full Year 2026 Outlook

In 2025, Target consistently advanced its strategic growth initiatives, reinforcing the importance of the Company’s vertically integrated accommodations platform and its unique ability to provide critical hospitality solutions across a variety of end markets and geographies. This strong momentum has supported over $740 million in multi-year contract awards since February 2025, with over $495 million in contracts supporting Target’s rapidly expanding WHS segment. Additionally, the rapid expansion of this segment has facilitated the reactivation of more than 2,850 existing Target beds.

The continued growth of Target’s WHS segment highlights the strength of the Company’s integrated operating model and its ability to scale rapidly with accelerating customer demand. This scalability has supported a 25% increase in the Workforce Hub Contract and more than a 210% increase in the Data Center Community Contract relative to their original contract values.

These contracts are expected to benefit from enhanced margin contribution through 2026, as the Workforce Hub Contract transitions to more service-focused, higher-margin revenue and the Data Center Community Contract benefits from increasing scale and improved operational efficiencies.

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West Texas Power Community and Pecos Power Community

Target’s WHS segment continues to accelerate the Company’s shift toward a higher-growth, diversified portfolio serving critical minerals, AI-driven data center development, and large-scale power projects. The Hyper/Scale platform remains a key differentiator, supporting continued wins such as the newly awarded West Texas Power Community and Pecos Power Community contracts. Combined, these newly awarded contracts immediately reactivate more than 1,800 beds of the Company’s existing West Texas assets and represent over $150 million in multi-year contract awards in one month.

The West Texas Power Community leverages existing infrastructure, requiring only $2–$5 million of incremental capital to support approximately 1,400 individuals. This rapid deployment capability enables immediate customer utilization under the 47-month contract beginning March 2026, delivering attractive returns with minimal investment.

The Pecos Power Community, located in Pecos, Texas, leverages Target’s existing assets, requiring only $2-$3 million of investment to support up to 400 individuals. The 26-month contract, beginning April 2026, highlights Target’s ability to quickly deploy readily available assets to meet customer demand.

Collectively, these WHS contract additions meaningfully upgrade Target’s contract portfolio, enhance long-term revenue visibility, and position Target to benefit from the significant U.S. capital investment cycle underway across strategic high-growth end markets.

Together, these elements have created the most active growth pipeline in Target’s history. Rapidly expanding market demand is being driven by an unprecedented global capital investment cycle aimed at scaling large, increasingly remote data center and related infrastructure projects. These strong market fundamentals support Target’s evaluation of opportunities exceeding 20,000 beds and underscore the essential role of the Company’s workforce accommodations platform across multiple end markets and geographies.

Target has made significant advancements in its strategic growth initiatives, focused on enhancing revenue visibility, supporting consistent cash flows, and strengthening margin contribution.  The Company is well-positioned to execute on its recent contract awards, driven by significant growth in its WHS segment, while simultaneously advancing its strategic objectives and capitalizing on a strong development pipeline.  This foundation supports the Company’s 2026 outlook of:

Full Year 2026 Financial Outlook:

●	Total revenue between $320 and $330 million
●	Adjusted EBITDA(1) between $60 and $70 million
●	Total Capital Expenditures between $65 and $75 million, excluding acquisitions

Total capital expenditures are focused on continued growth in the Company’s WHS segment, including approximately $38 million to $49 million in net committed capital required to execute the Data Center Community expansions, Power Community contract, and other recently announced WHS contract awards.

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Segment Results – Fourth Quarter 2025

Hospitality & Facilities Services - South

Refer to exhibits to this earnings release for definitions and reconciliations of Non-GAAP financial measures to GAAP financial measures

For the Three Months Ended ($ in '000s, except ADR) - (unaudited)	December 31, 2025	December 31, 2024
Revenue	$33,900	$36,733
Adjusted gross profit(1)	$8,451	$12,581
Average daily rate (ADR)	$71.07	$72.14
Average utilized beds	5,125	5,474
Utilization	69%	73%

Revenue and adjusted gross profit for the three months ended December 31, 2025, were $33.9 million and $8.5 million, respectively. The year-over-year declines were driven by lower ADR and reduced utilization, with higher operating costs compressing adjusted gross profit.

Target continues to evaluate optimization opportunities across its network, including HFS – South communities, while actively identifying operational efficiencies and additional ways to enhance margin contribution in a competitive market.

Workforce Hospitality Solutions

Refer to exhibits to this earnings release for definitions and reconciliations of Non-GAAP financial measures to GAAP financial measures

For the Three Months Ended ($ in ‘000s) - (unaudited)	December 31, 2025	December 31, 2024
Revenue	$39,709	$—
Adjusted gross profit(1)	$9,099	$—

Revenue for the three months ended December 31, 2025, was $39.7 million, with adjusted gross profit of $9.1 million.

The increases were driven by construction services activity associated with the multi-year Workforce Hub Contract, underscoring continued execution against key strategic growth initiatives. The Company expects margin expansion across this segment in 2026 as the Workforce Hub Contract shifts to higher-margin, service-focused revenue, with additional uplift anticipated from the Data Center Community, Power Community, and other recently announced WHS contracts as these assets scale and benefit from strong unit economics.

Target’s growth pipeline is supported by sustained demand across its Workforce Hospitality Solutions segment, fueled by ongoing U.S. investment in large-scale technology and power-generation infrastructure. This momentum supports a pipeline of more than 20,000 beds—the most active expansion cycle in the Company’s history—and is expected to drive meaningful segment growth over the coming years.

Government

Refer to exhibits to this earnings release for definitions and reconciliations of Non-GAAP financial measures to GAAP financial measures

For the Three Months Ended ($ in ‘000s) - (unaudited)	December 31, 2025	December 31, 2024
Revenue	$13,661	$43,702
Adjusted gross profit(1)	$5,404	$37,712

Revenue for the three months ended December 31, 2025, was $13.7 million compared to $43.7 million for the same period in 2024. Adjusted gross profit for the period was $5.4 million compared to $37.7 million for the same period in 2024.

The decreases were primarily driven by the termination of the PCC Contract, partially offset by the Dilley Contract award.

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All Other

Refer to exhibits to this earnings release for definitions and reconciliations of Non-GAAP financial measures to GAAP financial measures

For the Three Months Ended ($ in ‘000s) - (unaudited)	December 31, 2025	December 31, 2024
Revenue	$2,507	$3,253
Adjusted gross profit(1)	$(321)	$259

This category of operating segments consists of hospitality services revenue not included in other segments. Revenue for the three months ended December 31, 2025, was $2.5 million compared to $3.3 million for the same period in 2024.

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Conference Call

The Company has scheduled a conference call for March 11, 2026, at 8:00 a.m. Central Time (9:00 am Eastern Time) to discuss the fourth quarter and full year 2025 results.

The conference call will be available by live webcast through the Investors section of Target Hospitality’s website at www.TargetHospitality.com or by connecting via phone through one of the following options:

Please utilize the Direct Phone Dial option to be immediately entered into the conference call once you are ready to connect.

Direct Phone Dial

(RapidConnect URL):	https://emportal.ink/4teFk9a

Or the traditional, operator assisted dial-in below.

Domestic:	1-800-836-8184

Please register for the webcast or dial into the conference call approximately 15 minutes prior to the scheduled start time.

About Target Hospitality

Target Hospitality is one of North America’s largest providers of vertically integrated modular accommodations and value-added hospitality services in the United States. Target builds, owns and operates a customized and growing network of communities for a range of end users through a full suite of value-added solutions including premium food service management, concierge, laundry, logistics, security and recreational facilities services.

Cautionary Statement Regarding Forward Looking Statements

Certain statements made in this press release (including the financial outlook contained herein) are "forward looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words "estimates," "projected," "expects," "anticipates," "forecasts," "plans," "intends," "believes," "seeks," "may," "will," "should," "future," "propose" and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside our control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include: operational, economic, including inflation, political and regulatory risks; our ability to effectively compete in the specialty rental accommodations and hospitality services industry, including growing the HFS – South, Workforce Hospitality Solutions and Government segments; our ability to execute, expand, and manage WHS projects supporting critical mineral development, power generation, and data center infrastructure projects; our ability to achieve margin improvement through the effective servicing of the new contracts we entered into during 2025 effective management, utilization and performance of our communities (including workforce hubs); natural disasters and other business disruptions including outbreaks of epidemic or pandemic disease; the duration of any future public health crisis, related economic repercussions and the resulting negative impact to global economic demand; the effect of changes in state building codes on marketing our buildings; changes in demand within a number of key industry end-markets and geographic regions, including natural resources, critical minerals, and data center/AI infrastructure; changes in customer capital spending, project schedules, or end-user demand  that may result in delays, non-renewals, or cancellations of contracts, including the contract that is terminable for convenience in the Government segment; our reliance on third party manufacturers, suppliers and service providers; our ability to attract and retain key personnel and maintain workforce availability for specialized hospitality and construction operations; increases in raw material, food, labor or other operating costs; the effect of impairment charges on our operating results; our future operating results fluctuating, failing to match performance or to meet expectations; our exposure to various possible claims and the potential inadequacy of our insurance coverage; unanticipated changes in our tax obligations; our obligations under various laws and regulations, including those applicable to government contracts; the effect of litigation, judgments, orders, regulatory or customer bankruptcy proceedings on our business; our ability to successfully acquire and integrate new operations; global, national or local economic and political developments, including any changes in policy under the current or any future U.S. presidential administrations; federal government budgeting and appropriations; our ability to manage credit risk and collect on our accounts receivable; our ability to fulfill Target Hospitality’s public company obligations; cybersecurity threats,

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incidents, or failures of our management information systems; and risks related to our liquidity, access to capital markets, and obligations under existing or future debt agreements, including compliance with financial covenants.  We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

(1)	Non-GAAP Financial Measures

This press release contains historical non-GAAP financial measures including Adjusted gross profit, EBITDA, Adjusted EBITDA, and Discretionary cash flows which are measurements not calculated in accordance with US GAAP, in the discussion of our financial results because they are key metrics used by management to assess financial performance. Our business is capital-intensive, and these additional metrics allow management to further evaluate our operating performance.  Reconciliations of these measures to the most directly comparable GAAP financial measures are contained herein. To the extent required, statements disclosing the definitions, utility and purposes of these measures are also set forth herein.

This press release also contains a forward-looking non-GAAP financial measure Adjusted EBITDA. Reconciliations of this forward-looking measure to its most directly comparable GAAP financial measures are unavailable to Target Hospitality without unreasonable effort. We cannot provide a reconciliation of forward-looking Adjusted EBITDA to GAAP financial measures because certain items required for such reconciliation are outside of our control and/or cannot be reasonably predicted, such as the provision for income taxes. Preparation of such reconciliation would require a forward-looking balance sheet, statement of income and statement of cash flow, prepared in accordance with GAAP, and such forward-looking financial statements are unavailable to us without unreasonable effort. Although we provide a minimum of Adjusted EBITDA that we believe will be achieved, we cannot accurately predict all the components of the Adjusted EBITDA calculation. Target Hospitality provides an Adjusted EBITDA outlook because we believe that this measure, when viewed with our results under GAAP, provides useful information for the reasons noted below.

Definitions:

Target Hospitality defines Adjusted gross profit, as Gross profit plus depreciation of specialty rental assets, loss on impairment, and certain severance costs, and excluding community pre-opening costs.

Target Hospitality defines EBITDA as net income (loss) before interest expense and loss on extinguishment of debt, income tax expense (benefit), depreciation of specialty rental assets, and other depreciation and amortization. Adjusted EBITDA reflects the following further adjustments to EBITDA to exclude certain non-cash items and the effect of what management considers transactions or events not related to its core business operations:

●	Other expense (income), net: Other expense (income), net includes miscellaneous cash receipts, gains and losses on disposals of property, plant, and equipment and leased assets, community pre-opening costs, and other immaterial expenses and non-cash items.
●	Transaction expenses: Target Hospitality incurred legal, advisory fees, and other costs associated with certain transactions during 2024, including costs related to the evaluation of the offer from Arrow Holdings S.a.r.l. (“Arrow”), an affiliate of TDR, to acquire all of the outstanding common stock of the Company not owned by Arrow (the “Arrow Proposal”). During 2025, such transaction costs primarily related to legal, advisory and audit-related fees associated with debt related transaction activity associated with the 2025 Senior Secured Notes that were fully redeemed on March 25, 2025, and, to a lesser extent, other business development project related transaction activity, including transaction bonus amounts related to certain new contract wins, and remaining costs associated with the Arrow Proposal.
●	Stock-based compensation: Charges associated with stock-based compensation expense, which has been, and will continue to be for the foreseeable future, a significant recurring expense in our business and an important part of our compensation strategy.
●	Change in fair value of warrant liabilities: Non-cash change in estimated fair value of warrant liabilities.
●	Other adjustments: System implementation costs, including non-cash amortization of capitalized system implementation costs, claim settlements, business development, accounting standard implementation costs, and certain severance costs.

We define Discretionary cash flows as cash flows from operations less maintenance capital expenditures for specialty rental assets.

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Utility and Purposes:

EBITDA reflects Net income (loss) excluding the impact of interest expense and loss on extinguishment of debt, provision for income taxes, depreciation, and amortization. We believe that EBITDA is a meaningful indicator of operating performance because we use it to measure our ability to service debt, fund capital expenditures, and expand our business. We also use EBITDA, as do analysts, lenders, investors, and others, to evaluate companies because it excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels, and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. The tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provision for income taxes can vary considerably among companies. EBITDA also excludes depreciation and amortization expense because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets. These differences can result in considerable variability in the relative costs of productive assets and the depreciation and amortization expense among companies.

Target Hospitality also believes that Adjusted EBITDA is a meaningful indicator of operating performance. Our Adjusted EBITDA reflects adjustments to exclude the effects of additional items, including certain items, that are not reflective of the ongoing operating results of Target Hospitality.  In addition, to derive Adjusted EBITDA, we exclude gains or losses on the sale and disposal of depreciable assets and impairment losses because including them in EBITDA is inconsistent with reporting the ongoing performance of our remaining assets. Additionally, the gain or loss on sale and disposal of depreciable assets and impairment losses represents either accelerated depreciation or excess depreciation in previous periods, and depreciation is excluded from EBITDA.

Target Hospitality also presents Discretionary cash flows because we believe it provides useful information regarding our business as more fully described below. Discretionary cash flows indicate the amount of cash available after maintenance capital expenditures for specialty rental assets for, among other things, investments in our existing business.

Adjusted gross profit, EBITDA, Adjusted EBITDA and Discretionary cash flows are not measurements of Target Hospitality’s financial performance under GAAP and should not be considered as alternatives to Gross profit, Net income (loss), or other performance measures derived in accordance with GAAP, or as alternatives to Cash flow from operating activities as measures of Target Hospitality’s liquidity.  Adjusted gross profit, EBITDA, Adjusted EBITDA, and Discretionary cash flows should not be considered as discretionary cash available to Target Hospitality to reinvest in the growth of our business or as measures of cash that is available to it to meet our obligations. In addition, the measurement of Adjusted gross profit, EBITDA, Adjusted EBITDA, and Discretionary cash flows may not be comparable to similarly titled measures of other companies. Target Hospitality’s management believes that Adjusted gross profit, EBITDA, Adjusted EBITDA, and Discretionary cash flows provides useful information to investors about Target Hospitality and its financial condition and results of operations for the following reasons: (i) they are among the measures used by Target Hospitality’s management team to evaluate its operating performance; (ii) they are among the measures used by Target Hospitality’s management team to make day-to-day operating decisions, (iii) they are frequently used by securities analysts, lenders, investors and other interested parties as a common performance measure and to compare results across companies in Target Hospitality’s industry.

Investor Contact:

Mark Schuck

(832) 702 – 8009

ir@targethospitality.com

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Exhibit 1

Target Hospitality Corp.

Consolidated Statements of Comprehensive Income (loss)

($ in thousands, except per share amounts)

	Three Months Ended		For the Years Ended
	December 31,		December 31,
	2025	2024	2025	2024
	(unaudited)	(unaudited)	(unaudited)
Revenue:
Services income	$40,948	$60,227	$187,532	$265,912
Specialty rental income	16,311	23,461	45,807	120,360
Construction fee income	32,518	—	87,296	—
Total revenue	89,777	83,688	320,635	386,272
Costs:
Services	63,968	30,408	209,348	132,142
Specialty rental	3,176	2,728	11,446	18,787
Depreciation of specialty rental assets	15,555	13,521	57,182	57,164
Gross profit	7,078	37,031	42,659	178,179
Selling, general and administrative	18,121	12,626	58,508	54,258
Other depreciation and amortization	4,056	3,947	16,204	15,642
Other expense (income), net	1,724	(344)	2,694	(502)
Operating income (loss)	(16,823)	20,802	(34,747)	108,781
Loss on extinguishment of debt	—	—	2,370	—
Interest expense, net	362	3,946	6,086	16,619
Change in fair value of warrant liabilities	—	—	—	(675)
Income (loss) before income tax	(17,185)	16,856	(43,203)	92,837
Income tax expense (benefit)	(2,242)	4,312	(6,126)	21,430
Net income (loss)	(14,943)	12,544	(37,077)	71,407
Less: Net income attributable to the noncontrolling interest	(9)	42	44	142
Net income (loss) attributable to Target Hospitality Corp. common stockholders	(14,934)	12,502	(37,121)	71,265

Other comprehensive loss
Foreign currency translation	(4)	(95)	(13)	(147)
Comprehensive income (loss)	$(14,947)	$12,449	$(37,090)	$71,260

Weighted average number shares outstanding - basic	99,785,307	99,189,824	99,520,649	100,135,249
Weighted average number shares outstanding - diluted	99,785,307	100,156,485	99,520,649	101,434,754

Net income (loss) per share attributable to Target Hospitality Corp. common stockholders - basic	$(0.15)	$0.13	$(0.37)	$0.71
Net income (loss) per share attributable to Target Hospitality Corp. common stockholders - diluted	$(0.15)	$0.12	$(0.37)	$0.70

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Exhibit 2

Target Hospitality Corp.

Condensed Consolidated Balance Sheet Data

($ in thousands)

(unaudited)

	December 31,	December 31,
	2025	2024
Assets
Cash and cash equivalents	$8,348	$190,668
Accounts receivable, less allowance for credit losses	56,200	49,342
Other current assets	8,790	9,326
Total current assets	73,338	249,336

Specialty rental assets, net	332,406	320,852
Goodwill and other intangibles, net	80,370	93,845
Other non-current assets	44,091	61,741
Total assets	$530,205	$725,774

Liabilities
Accounts payable	$44,393	$16,187
Deferred revenue and customer deposits	9,282	699
Current portion of long-term debt, net	—	180,328
Other current liabilities	30,368	36,190
Total current liabilities	84,043	233,404

Other non-current liabilities	57,102	71,280
Total liabilities	141,145	304,684

Stockholders' equity
Common stock and other stockholders' equity	93,998	88,701
Accumulated earnings	295,259	332,380
Total stockholders' equity attributable to Target Hospitality Corp. stockholders	389,257	421,081
Noncontrolling interest in consolidated subsidiaries	(197)	9
Total stockholders' equity	389,060	421,090
Total liabilities and stockholders' equity	$530,205	$725,774

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Exhibit 3

Target Hospitality Corp.

Condensed Consolidated Cash Flow Data

($ in thousands)

(unaudited)

	For the Years Ended
	December 31,
	2025	2024

Cash and cash equivalents - beginning of year	$190,668	$103,929

Cash flows from operating activities
Net income (loss)	(37,077)	71,407
Adjustments:
Depreciation	59,911	59,331
Amortization of intangible assets	13,475	13,475
Other non-cash items	14,062	16,583
Changes in operating assets and liabilities	23,721	(9,121)
Net cash provided by operating activities	$74,092	$151,675

Cash flows from investing activities
Purchases of specialty rental assets	(67,039)	(29,557)
Other investing activities	(751)	715
Net cash used in investing activities	$(67,790)	$(28,842)

Cash flows from financing activities
Other financing activities	(188,641)	(36,064)
Net cash used in financing activities	$(188,641)	$(36,064)

Effect of exchange rate changes on cash and cash equivalents	19	(30)

Change in cash and cash equivalents	(182,320)	86,739

Cash and cash equivalents - end of year	$8,348	$190,668

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Exhibit 4

Target Hospitality Corp.

Reconciliation of Gross profit to Adjusted gross profit

($ in thousands)

(unaudited)

	For the Three Months Ended		For the Years Ended
	December 31,		December 31,
	2025	2024	2025	2024

Gross Profit	$7,078	$37,031	$42,659	$178,179

Adjustments:
Depreciation of specialty rental assets	15,555	13,521	57,182	57,164
Adjusted gross profit	$22,633	$50,552	$99,841	$235,343

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Exhibit 5

Target Hospitality Corp.

Reconciliation of Net income (loss) to EBITDA and Adjusted EBITDA

($ in thousands)

(unaudited)

	For the Three Months Ended		For the Years Ended
	December 31,		December 31,
	2025	2024	2025	2024

Net income (loss)	$(14,943)	$12,544	$(37,077)	$71,407
Income tax expense (benefit)	(2,242)	4,312	(6,126)	21,430
Interest expense, net	362	3,946	6,086	16,619
Loss on extinguishment of debt	—	—	2,370	—
Other depreciation and amortization	4,056	3,947	16,204	15,642
Depreciation of specialty rental assets	15,555	13,521	57,182	57,164
EBITDA	$2,788	$38,270	$38,639	$182,262

Adjustments
Other expense (income), net	1,724	(344)	2,694	(502)
Transaction expenses	146	780	3,781	4,899
Stock-based compensation	1,819	1,623	7,552	7,306
Change in fair value of warrant liabilities	—	—	—	(675)
Other adjustments	67	818	500	3,427
Adjusted EBITDA	$6,544	$41,147	$53,166	$196,717

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Exhibit 6

Target Hospitality Corp.

Reconciliation of Net cash provided by operating activities to Discretionary cash flows

($ in thousands)

(unaudited)

	For the Years Ended
	December 31,
	2025	2024

Net cash provided by operating activities	$74,092	$151,675
Less: Maintenance capital expenditures for specialty rental assets	(8,115)	(20,747)
Discretionary cash flows	$65,977	$130,928

Purchase of specialty rental assets	(67,039)	(29,557)
Purchase of property, plant and equipment	(751)	(687)
Proceeds from sale of specialty rental assets and other property, plant and equipment	—	1,402
Net cash used in investing activities	$(67,790)	$(28,842)

Principal payments on finance and finance lease obligations	(2,344)	(1,696)
Principal payments on borrowings from ABL Facility	(75,000)	—
Proceeds from borrowings on ABL Facility	75,000	—
Repayment of 2025 Senior Secured Notes	(181,446)	—
Repurchase of Common Stock	—	(33,496)
Distribution paid to noncontrolling interest	(260)	(65)
Proceeds from issuance of Common Stock from exercise of warrants	—	3
Proceeds from issuance of Common Stock from exercise of stock options	—	1,850
Payment of deferred financing costs	(535)	—
Taxes paid related to net share settlement of equity awards	(2,242)	(2,661)
Payment of debt extinguishment premium costs	(1,814)	—
Net cash used in financing activities	$(188,641)	$(36,064)

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